Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-105980) and Form S-8 (Nos. 333-84300, 033-46062, and 333-34101) of MBIA Inc. of:

(1) Our report dated March 16, 2005, except for Notes 2, 7, 9, 10, 11, 13, 14, 15, 21, 22, 23, and 27 as to which the date is November 14, 2005, relating to the consolidated financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of MBIA Inc., which appears in this Form 10-K/A.

(2) Our report dated March 16, 2005, except for Notes 2, 6, 7, 8, 10, 11, 14, 15, 16, and 19 as to which the date is November 14, 2005, relating to the consolidated financial statements of MBIA Insurance Corporation as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, which report is included in Exhibit 99 in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

New York, NY
November 14, 2005